FIFTEENTH AMENDMENT TO AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

BRANDYWINE OPERATING PARTNERSHIP, L.P.

THIS FIFTEENTH AMENDMENT, dated as of August 15, 2006 (the “Amendment”), further amends the Amended and Restated Agreement of Limited Partnership Agreement (as amended to date, the “Partnership Agreement”) of BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Partnership”). Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Partnership Agreement.

BACKGROUND

A. Pursuant to the Partnership Agreement, Brandywine Realty Trust (the “General Partner”), as the general partner of the Partnership, has the power and authority to issue additional Partnership Interests to persons on such terms and conditions as the General Partner may deem appropriate.

B. The General Partner, pursuant to the exercise of such power and authority and in accordance with the Partnership Agreement, has determined to execute this Amendment to the Partnership Agreement to evidence the issuance of additional Partnership Interests consisting of Class A Units and the admission of the holders of such Partnership Interests as Limited Partners of the Partnership pursuant to the Agreement of Sale dated as of July 25, 2006 (the “Agreement of Sale”) among the General Partner, the Partnership, MJV, LLC, MJV 2355, LLC, Dulles 243 LLC (“Dulles”), Norman Perlmutter (“Perlmutter”) and Eric D. Mayer (“Mayer”).

C. Pursuant to the Agreement of Sale, the Partnership issued on the date hereof an aggregate of 424,608 Class A Units to Dulles (evidenced by Certificate A - 169). Pursuant to an assignment, executed on the date hereof, Dulles assigned and transferred its entire right, title and interest in and to 134,898 of such Class A Units to Bell Atlantic Master Trust (“BAMT”); and pursuant to an assignment, executed on the date hereof (the “Assignment to PIC”), Dulles assigned and transferred its entire right, title and interest in and to 289,710 of such Class A Units to PIC 243 LLC (“PIC”). Following such assignments and transfers by Dulles, Certificate A - 169 was cancelled and Certificate A - 170 (evidencing 134,898 Class A Units) was issued to BAMT and Certificate A - 171 (evidencing 289,710 Class A Units) was issued to PIC. Pursuant to an assignment, executed on the date hereof immediately after the execution of the Assignment to PIC and the assignment and transfer effected thereby, PIC assigned and transferred its entire right, title and interest in and to 50% of the Class A Units received by it from Dulles to Perlmutter and assigned and transferred its entire right, title and interest in and to the remaining 50% of the Class A Units received by it from Dulles to Mayer. Following such assignments and transfers by PIC, Certificate A - 171 was cancelled and Certificate A - 172 (evidencing 144,855 Class A Units) was issued to Perlmutter and Certificate A - 173 (evidencing 144,855 Class A Units) was issued to Mayer. Accordingly, as of the date hereof and after giving effect to the foregoing assignments, neither Dulles nor PIC owns any Class A Units, and BAMT owns 134,898 Class A Units and each of Perlmutter and Mayer owns 144,855 Class A Units. BAMT, Perlmutter and Mayer are referred to below as the “Admitted Continuing Partners” and Dulles and PIC are referred to below as the “Withdrawn Partners.”

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend the Partnership Agreement as follows:

1. The Partnership Agreement is hereby amended to reflect the admission and withdrawal on the date hereof of the Withdrawn Partners and the admission on the date hereof of the Admitted Continuing Partners, as Limited Partners, and the ownership by the Admitted Continuing Partners of the number of Class A Units listed opposite each Admitted Continuing Partner’s name on Schedule A. Attached as Schedule B is a list of the Partners of the Partnership prior to the issuance of the Class A Units pursuant to the Agreement of Sale, together with the number and class of Partnership Interests owned by such partners.

2. The Partnership Interests issued to Dulles and assigned directly and indirectly to the Admitted Continuing Partners constitute Class A Units under the Partnership Agreement; provided that any distribution to be received by the Admitted Continuing Partners on the Class A Units issued pursuant to the Agreement of Sale on account of the fiscal quarter in which they have been admitted to the Partnership shall be pro-rated to reflect the portion of the fiscal quarter of the Partnership for which the Admitted Continuing Partners held such Class A Units and shall not be pro-rata in accordance with their then Percentage Interests.

3. By execution of this Amendment to the Partnership Agreement by the General Partner, the Admitted Continuing Partners agree to be bound by each and every term of the Partnership Agreement as amended from time to time in accordance with the terms of the Partnership Agreement. The Withdrawn Partners are executing this Amendment to evidence their receipt of Class A Units and assignment of their entire right, title and interest in and to the Class A Units received by them and their withdrawal as partners in the Partnership.

4. On the date of this Amendment, each of the Admitted Continuing Partners shall execute and deliver to Brandywine Realty Trust an Irrevocable Proxy coupled with an Interest in the form set forth on Exhibit 1 hereto attached.

5. Except as expressly set forth in this Amendment to the Partnership Agreement, the Partnership Agreement is hereby ratified and confirmed in each and every respect.

6. This Amendment may be executed in any number of counterparts which, when taken together, shall constitute one and the same amendment. Any or all counterparts may be executed by facsimile.

Signature Page to Fifteenth Amendment to Amended and Restated Agreement of

Limited Partnership of Brandywine Operating Partnership, L.P.

IN WITNESS WHEREOF, this Amendment to the Partnership Agreement has been executed and delivered as of the date first above written.

GENERAL PARTNER:
BRANDYWINE REALTY TRUST
By:	/S/ Gerard H. Sweeney

Gerard H. Sweeney President and Chief Executive Officer

ADMITTED CONTINUING PARTNERS:
Bell Atlantic Master Trust, a trust created under the laws of the State of New York
By:	Mellon Bank, as Trustee for the Bell Atlantic Master Trust (as directed by Verizon Investment Management Corp.), and not in its individual capacity

By:

Name:	Carole Bruno
Title:	Authorized Signatory

/S/ Norman Perlmutter

Norman Perlmutter
/S/ Eric D. Mayer

Eric D. Mayer

WITHDRAWN PARTNERS:
Dulles 243 LLC, a Delaware limited liability company
By:	/S/ Craig S. Arnson

Craig S. Arnson, a Vice President
PIC 243 LLC, a Delaware limited liability company
By:

Craig S. Arnson, a Vice President